Form N-SAR

Sub-Item 77D
Policies with Respect to Security Investments
Janus Adviser Mid Cap Growth Fund
Janus Adviser Risk-Managed Growth Fund
Janus Adviser Foreign Stock Fund
Janus Adviser Risk-Managed Core Fund
333-33978, 811-09885

Janus Adviser Mid Cap Growth Fund
New Policy:

Janus Adviser Mid Cap Growth Fund is classified as a diversified fund under the Investment Company Act of 1940. With respect to 75% of its total assets, Janus Adviser Mid Cap Growth Fund may not purchase securities of an issuer (other than the U.S. Government, its agencies, instrumentalities or authorities or repurchase agreements collateralized by U.S. Government securities, and other investment companies) if: (a) such purchase would, at the time, cause more than 5% of the Fund's total assets taken at market value to be invested in the securities of such issuer; or (b) such purchase would, at the time, result in more than 10% of the outstanding voting securities of such issuer being held by the Fund.

Old Policy:
Janus Adviser Mid Cap Growth Fund is classified as a nondiversified fund.


Janus Adviser Risk-Managed Growth Fund
New Policy:

The Fund invests primarily in common stocks of large-sized companies selected for their growth potential. The Fund seeks to control risks by selecting stocks only from the universe of the Fund's benchmark, which is the Russell 1000 Growth Index, among other risk control techniques. The policy change was a result of the name change from Janus Adviser Risk-Managed Large Cap Growth Fund to Janus Adviser Risk-Managed Growth Fund.

Old Policy:

The Fund invests, under normal circumstances, at least 80% of its assets in common stocks of large-sized companies. Large-sized companies are those whose market capitalization falls within the range of companies in the Russell 1000 Index, at the time of purchase. The Fund invests primarily in stocks selected for their growth potential and seeks to control risks by selecting stocks only from the universe of the Fund's benchmark, which is the Russell 1000 Growth Index, among other risk techniques.


Janus Adviser Foreign Stock Fund
New Policy:

The Fund invests, under normal circumstances, at least 80% of its net assets in stocks of issuers located in at least five different countries, excluding the United States. Although the Fund intends to invest substantially all of its assets in issuers located outside the United States, it may invest in U.S. issuers and, under unusual circumstances, it may at times invest all of its assets in fewer than five countries or even a single country. The Fund emphasizes investments in companies the portfolio manager believes are undervalued relative to their intrinsic worth. The policy change was a result of the name change from Janus Adviser International Value Fund to Janus Adviser Foreign Stock Fund.

Old Policy:

The Fund invests, under normal circumstances, at least 80% of its net assets in securities of issuers located in at least five different countries excluding the United States. The Fund invests in issuers with the potential for long term growth of capital using a "value" approach. The "value" approach emphasizes investments in companies the portfolio manager believes are undervalued relative to their intrinsic worth. Although the Fund intends to invest substantially all of its assets in issuers located outside the United States, it may invest in U.S. issuers and, under unusual circumstances, it may at times invest all of its assets in fewer than five countries or even a single country.


Janus Adviser Risk-Managed Core Fund
New Policy:

The Fund invests primarily in common stocks of large-sized companies selected for their growth potential. The Fund seeks to control risks by selecting stocks only from the universe of the Fund's benchmark, which is the S&P 500 Index, among other risk control techniques. The policy change was a result of the name change from Janus Adviser Risk-Managed Large Cap Core Fund to Janus Adviser Risk-Managed Core Fund.

Old Policy:

The Fund invests, under normal circumstances, at least 80% of its assets in common stocks of large-sized companies. Large-sized companies are those whose market capitalization falls within the range of companies in the Russell 1000 Index, at the time of purchase. The Fund invests primarily in stocks selected for their growth potential. The Fund generally invests from the universe of the Fund's benchmark, which is the S&P 500 Index.